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                           AGREEMENT AMONG PURCHASERS
                           --------------------------


      The undersigned purchasers (the "Purchasers") pursuant to an Amended and Restated Stock Purchase and Reorganization Agreement (the "Agreement") dated as of December 10, 1998 by and among NetLive Communications, Inc. ("NetLive"), Linda Industries Pty Limited, Modara Oaks Pty Limited, Budbox Pty Limited, Playbyrne Investments Pty Limited, Newton Grace Pty Limited, Intercorp Group Pty Limited, Hallendon Pty Limited, Geoffrey Russell Player, and Vicki Gaye Player hereby agree as follows:

      WHEREAS, pursuant to the Agreement, the Purchasers have purchased shares of common stock and shares of preferred stock of NetLive; and

      WHEREAS, the Purchasers are obligated to file Statements on Schedule 13D with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

      NOW, THEREFORE, the undersigned hereby agree that a single Statement on
Schedule 13D be filed with the SEC on behalf of each of them.


Dated:  December 28, 1998               BUDBOX PTY LIMITED


                                        BY: /s/ Geoffrey Russell Player
                                           -------------------------------
                                            Geoffrey Russell Player, Managing
                                            Director


Dated:  December 28, 1998               PLAYBYRNE INVESTMENTS PTY LIMITED


                                        BY: /s/ Geoffrey Russell Player
                                           -------------------------------
                                            Geoffrey Russell Player, Director


Dated:  December 28, 1998               NEWTON GRACE PTY LIMITED


                                        BY: /s/ Geoffrey Russell Player
                                           -------------------------------
                                            Geoffrey Russell Player, Director


Dated:  December 28, 1998                   /s/ Geoffrey Russell Player
                                           -------------------------------
                                            Geoffrey Russell Player


Dated:  December 28, 1998                   /s/ Vicki Gaye Player
                                           -------------------------------
                                            Vicki Gaye Player